                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                _______________

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  February 2, 1998
                                                       ------------------

                                PROFFITT'S, INC.
                                ----------------
               (Exact name of Registrant as specified in charter)


        Tennessee                    1-13113                 62-0331040
    -------------------       --------------------      -------------------
      (State or Other       (Commission File Number)    (I.R.S. Employer
       Jurisdiction of                                   Identification No.)
       Incorporation)



                             750 Lakeshore Parkway
                            Birmingham, Alabama  35211
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          (Address of principal executive offices, including zip code)


                                 (205) 940-4000
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              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.
----------------------

     On February 2, 1998, Proffitt's, Inc. ("Proffitt's") entered into a new unsecured Credit Agreement with a group of financial institutions increasing its available credit facilities from $400,000,000 to $600,000,000, including a $100,000,000 letter of credit facility and a $50,000,000 swing line. The new facility has reduced spreads over the various reference rates of interest and has less restrictive covenants that reflect the upgrade of Proffitt's long-term unsecured debt ratings.

     The forgoing is qualified in its entirety by reference to the Credit Agreement and the LC Account Agreement, copies of which are attached as exhibits hereto and which are hereby incorporated by reference herein.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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     (c ) Exhibits.

     10.1 Credit Agreement, dated February 2, 1998, by and among Proffitt's, Inc., as Borrower, the Lenders from time to time party thereto and NationsBank, N.A., as Agent and Deutsche Bank AG, New York Branch and/or Cayman Islands Branch, Morgan Guaranty Trust Company of New York and Bank of America National Trust & Savings Association as Co-Agents.

     10.2 LC Account Agreement, dated February 2, 1998, by and between Proffitt's, Inc., and NationsBank, N.A., as Agent.

                                       2
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PROFFITT'S, INC.


Date:  February 12, 1998      By: /s/ Douglas E. Coltharp
                                  -----------------------
                                    Douglas E. Coltharp
                                    Executive Vice President and
                                    Chief Financial Officer

                                       3
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                               INDEX TO EXHIBITS

     Exhibit             Description
     -------             -----------

     10.1 Credit Agreement, dated February 2, 1998, by and among Proffitt's, Inc., as Borrower, the Lenders from time to time party thereto and NationsBank, N.A., as Agent and Deutsche Bank AG, New York Branch and/or Cayman Islands Branch, Morgan Guaranty Trust Company of New York and Bank of America National Trust & Savings Association as Co-Agents.

     10.2 LC Account Agreement, dated February 2, 1998, by and between Proffitt's, Inc., and NationsBank, N.A., as Agent.

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